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                                    EXHIBIT 10.14

                     AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") dated as of January 3, 2000, by and among Perficient, Inc., a Delaware corporation ("Parent"), Perficient Acquisition Corp., a Delaware corporation ("Sub"), LoreData, Inc., a Connecticut corporation (the "Company"), and the sole Shareholder of the Company set forth on the signature page hereto (the "Shareholder").

     WHEREAS, Parent, Sub, the Company and the Shareholder entered into that certain Agreement and Plan of Merger dated as of December 10, 1999 (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement to ensure that the Merger (as defined in the Agreement) constitutes a tax-free reorganization and to make such other changes as described herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. The reference to Exhibit I on page iii of the Table of Contents of the Agreement is hereby amended and restated to read as follows:

          EXHIBIT I - CONFIDENTIALITY AGREEMENT

     2. Section 1.06 of the Agreement is hereby amended and restated in its entirety as follows:

          1.06 ESCROWED CONSIDERATION. Such number of shares of Parent Common Stock equal to the Stock Price less $385,000 divided by the Average Closing Price (the "Escrowed Shares") plus the cash portion of any fractional shares upon conversion (calculated in accordance with Section 1.05(d)) (the "Escrowed Cash") shall be held in escrow (the Escrowed Shares and the Escrowed Cash are herein collectively referred to as the "Escrowed Consideration") for a period of one (1) year from the Closing Date, subject to Section 2.02 and Section 2.03 and subject to Article IX, pursuant to the terms and subject to the conditions set forth in the Escrow Agreement.

     3. Section 2.02(a) of the Agreement is hereby amended and restated in its entirety as follows:

          (a) In the event that the employment agreement (the "Employment Agreement") between Parent and Shareholder is terminated by Shareholder prior to the first anniversary of the Closing Date (as defined below) for any reason other than death or Disability (as such term is defined in the Employment Agreement) or a material breach by Parent of the Employment Agreement which is not cured by Parent within 30 days of notice thereof by Shareholder, an amount equal on the Closing Date to $845,000 of the Escrowed Consideration

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(the "Gillespie Termination Amount") shall be immediately returned in full to
Parent subject to the terms of the Escrow Agreement. In the event that the Employment Agreement is terminated as a result of Shareholder's death or Disability, the Escrowed Consideration shall be immediately paid to Shareholder's heirs, successors or estate subject to the terms of the Escrow Agreement. In the event that the Employment Agreement is terminated by Parent pursuant to a Termination for Cause (as such term is defined in the Employment Agreement), then Parent shall receive, subject to the terms of the Escrow Agreement, from escrow the amount of Escrowed Consideration as is equal to the harm done to Parent as a result of the action(s) or inaction(s) by Shareholder giving rise to the Termination for Cause.

     4.   The following sentences shall be added to the end of Section 2.02(c):

          Shareholder shall be responsible for the operation of the New London, Connecticut office of Parent and may make recommendations to the executive officers of Parent regarding the hiring or firing of employees at the New London, Connecticut office. The executive officers of Parent shall make all final decisions regarding, and shall ultimately control, the hiring or firing of employees at the New London, Connecticut office of Parent.

     5. Section 2.02(d) of the Agreement is hereby amended and restated in its entirety as follows:

          (d) In the event that any employee of the Company listed on EXHIBIT E hereto on the Closing Date (other than Shareholder) leaves the employ of Parent or the Surviving Corporation for any reason prior to the first anniversary of the Closing other than due to a termination by Parent with the sole intent of adding to the Employee Attrition Number (as defined hereunder) (each, a "Terminating Employee"), Shareholder shall have an "Employee Attrition Number" equal to the product of negative one (-1) multiplied by such number of Terminating Employees.

     6. The provisions of Section 2.02(e) of the Agreement prior to the Examples are hereby amended and restated as follows:

          (e) The "Reconciliation Number" shall be the sum of (i) the Initial Employee Shortfall Number plus (ii) the Total Hiring Credit Number plus (iii) the Employee Attrition Number all as calculated on the one year anniversary date of the Closing. In the event that the Reconciliation Number is a negative number, Shareholder shall forfeit to Parent on the first anniversary of the Closing a number of shares of Parent Common Stock valued at the Average Closing Price having an aggregate value equal to the product of the Reconciliation Number multiplied by negative one (-1) divided by the Initial Employee Number multiplied by one million five hundred thousand dollars ($1,500,000), subject to the terms of the Escrow Agreement (the "Forfeiture Amount"); PROVIDED, HOWEVER, that in no event shall the sum of (i) the Forfeiture Amount hereunder plus (ii) the Gillespie Termination Amount under Section 2.02(a) of the Agreement plus
(iii) the Shortfall Amount under Section 2.03 of the Agreement exceed one million thirty seven thousand five hundred dollars ($1,037,500). In the event that the sum of the Forfeiture Amount plus the Gillespie Termination Amount plus the Shortfall Amount exceeds


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$1,037,500, the Gillespie Termination Amount shall be reduced until the sum of the Forfeiture Amount plus the Gillespie Termination Amount plus the Shortfall Amount equals $1,037,500. In the event that the Reconciliation Number is zero or a positive number, then on the first anniversary of the Closing, Shareholder shall receive, subject to the terms of the Escrow Agreement, all Escrowed Consideration remaining at such time that is being held in escrow and is not subject to a Dispute (as such term is defined in the Escrow Agreement).

     7.   Section 3.22 "Employee Retention" is hereby added as follows:

          3.22 EMPLOYEE RETENTION. Shareholder acknowledges and agrees that Shareholder's use of best efforts to retain and hire employees of Parent and Shareholder's employment with Parent for at least one year following the Closing Date are material inducements to Parent entering into this Agreement and the Employment Agreement with Shareholder. During the term of the Employment Agreement, Shareholder represents, warrants and agrees that he shall utilize his best efforts to retain and hire employees of Parent. In addition, Shareholder represents, warrants and agrees that except for the death or Disability of Shareholder or a material breach by Parent of the Employment Agreement which is not cured by Parent within 30 days of notice thereof by Shareholder, Shareholder shall not terminate his employment with Parent for any reason for the period beginning on the Closing Date and continuing for one year therefrom.

     8.   Section 6.14 "Lock-Up" is hereby added as follows:

          6.14 LOCK-UP. Notwithstanding the terms of the Registration Rights Agreement, Shareholder agrees that in the event of a private or public offering of Parent Common Stock, Shareholder shall be subject to the same restrictions on transferability or lock-up of shares of Parent Common Stock as the underwriter of any such offering or any officer of Parent shall require of the executive officers of Parent.

     9. Section 7.03(g) of the Agreement is hereby amended and restated in its entirety as follows:

          (g) PAYMENT OF NON-ESCROWED PORTION OF MERGER CONSIDERATION. Parent shall have paid the non-escrowed portion of the Merger Consideration to the Shareholder.

     10. Section 7.03(h) of the Agreement is hereby amended and restated in its entirety as follows:

          (h) ASSUMPTION OR DISCHARGE OF BANK INDEBTEDNESS. Parent or Sub shall assume or discharge the indebtedness of the Company due to Citizens Bank in the amount of $39,993.79 as of the date hereof and the Company and the Shareholder, as the case may be, shall receive a release from Citizens Bank of their respective obligations, if any, under the line of credit.

     11. Capitalized terms referred to herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.


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     12.  Except as herein amended, all terms and provisions of the Agreement shall remain in full force and effect.











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     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                       PERFICIENT, INC.


                                       By: /s/ John T. McDonald
                                          ----------------------------------
                                          Name:  John T. McDonald
                                          Title: Chief Executive Officer


                                       PERFICIENT ACQUISITION CORP.


                                       By: /s/ John T. McDonald
                                          ----------------------------------
                                          Name:  John T. McDonald
                                          Title: Chief Executive Officer


                                       LOREDATA, INC.


                                       By: /s/ John Gillespie
                                          ----------------------------------
                                          Name:  John Gillespie
                                          Title: President


                                       SHAREHOLDER


                                       /s/ John Gillespie
                                       -------------------------------------
                                       John Gillespie, individually